UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 28, 2011

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-172205	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2011, American Realty Capital Properties, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ARC Properties Operating Partnership, L.P. and Ladenburg Thalmann & Co. Inc. and Maxim Group LLC, acting as representatives of the several underwriters named therein (collectively, the “Underwriters”), related to its underwritten public offering of 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Follow-on Offering”). The offering price to the public in the Follow-On Offering is $10.50 per share (before underwriting discounts and commissions). Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 225,000 shares of common stock at the initial offering price, less underwriting discounts and commissions. The net proceeds to the Company from the Follow-On Offering are expected to be approximately $14.4 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no exercise by the Underwriters of their option to purchase additional shares of common stock. The transactions contemplated by the Underwriting Agreement are expected to close on November 2, 2011, subject to the satisfaction of customary closing conditions.

The Follow-On Offering was made pursuant to the Company’s registration statement on Form S-11 (File No. 333-176952), which was declared effective with the Securities and Exchange Commission (the “SEC”) on October 27, 2011, as supplemented by a final prospectus to be filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The foregoing description of the terms of Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

Certain of the Underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Company in the ordinary course of its business. These Underwriters and their related entities have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 7.01. Regulation FD Disclosure.

On October 28, 2011, the Company issued a press release announcing the pricing of its public offering of 1,500,000 shares of its common stock. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits

(d)      Exhibits:

1.1.	Underwriting Agreement, dated as of October 28, 2011, among American Realty Capital Properties, Inc., ARC Properties
Operating Partnership, L.P. and Ladenburg Thalmann & Co. Inc. and Maxim Group LLC, acting as representatives of the several underwriters named therein.

99.1	Press release of American Realty Capital Properties, Inc., dated October 28, 2011, announcing the pricing of its underwritten public offering of 1,500,000 shares of its common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 28, 2011	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors